Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2004 (the “Report”) by Pacific Capital Bancorp (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ William S. Thomas Jr.
William S. Thomas, Jr. President & Chief Executive Officer

/s/ Donald Lafler
Donald Lafler Executive Vice President & Chief Financial Officer